UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

TAYLOR MORRISON HOME CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 31, 2026, the following FAQs were linked to an email sent by an authorized representative of Taylor Morrison Home Corporation, a Delaware Corporation, to its employees

Taylor Morrison Team Member FAQs

THE WHAT

What was announced today?

Taylor Morrison has entered into a definitive agreement to be acquired by Berkshire Hathaway. The transaction is expected to close in the second half of this year, subject to customary closing conditions, including applicable regulatory approvals.

Could Taylor Morrison have stayed independent?

Our Board of Directors determined that partnering with Berkshire Hathaway would give Taylor Morrison the best platform to grow, compete and win over the next decade and beyond.

Why Berkshire Hathaway?

Berkshire could have sought to acquire any homebuilder. They chose Taylor Morrison because of our reputation as America’s Most Trusted Home Builder, our premium brand positioning, our management team and our culture.

Who is Clayton Properties Group and how do they fit in?

Clayton Properties Group (CPG) is Berkshire’s existing site-built homebuilding division, operating 15 builders focused primarily on the entry-level buyer segment. In 2024, CPG delivered approximately 10,000 homes, generating $4 billion in revenue at an average sales price of roughly $400,000.

Taylor Morrison occupies a complementary segment, the $500,000–$800,000+ move-up and resort lifestyle buyer, with national brand recognition and leading customer experience reputation.

I thought Clayton was a manufactured homes provider?

Correct. Clayton is known for its well-established manufactured home business that began in the 1950s. This side of their business delivered 51,000 manufactured homes in 2024. Clayton was acquired by Berkshire Hathaway in 2003 and in 2015 Clayton Properties Group was formed, entering Clayton into the site-built housing industry operating under 15 different builders across several markets.

What does “going private” mean?

It means that, following the closing, Taylor Morrison’s shares will no longer be traded on the New York Stock Exchange (NYSE), Berkshire Hathaway will own 100% of the company and at the applicable time we will no longer be subject to SEC public reporting requirements, quarterly earnings calls or analyst coverage.

Is going private a good thing or bad thing?

From our perspective, we believe going private means:

•	Freedom from short-term quarterly pressure.

•	The roughly $400 million we allocate annually to share repurchases can instead go into growing the business: more land, more communities, more markets.

•	The ability to invest through market downturns without concern for how Wall Street will react.

Will Taylor Morrison still publish financial results?

As a private company and Berkshire Hathaway subsidiary following the acquisition, Taylor Morrison will no longer be required to publish quarterly earnings or annual reports as a standalone public company. Financial reporting will occur within Berkshire’s consolidated reporting. Our finance team will work with Berkshire to consolidate reporting.

Will this announcement affect how we operate day-to-day?

No. Day-to-day operations, customer commitments and the way we build homes remain unchanged.

What will happen to the Taylor Morrison stock ticker (TMHC)?

Upon close of the transaction, TMHC will be delisted from the NYSE.

Will Taylor Morrison move its headquarters?

At this time, there are no plans to move Taylor Morrison’s current headquarters.

WHAT THIS MEANS FOR YOU

Will Sheryl Palmer remain Chairman and CEO?

Yes. Sheryl is expected to continue as CEO of Taylor Morrison following the acquisition, reporting to Berkshire Hathaway CEO, Greg Abel. Her role is expected to be expanded to also lead Clayton Home’s existing site-built operations.

Will the Taylor Morrison brand go away?

No. We expect to continue operating as Taylor Morrison, with our name, our brand, our values and our commitment to our customers intact.

Will our leadership team change?

There are no planned management team changes in connection with the acquisition at this time.

What happens to my Taylor Morrison email address, systems and tools?

Nothing changes in the near term. We will continue to operate on Taylor Morrison systems. Any technology or operational changes will be communicated well in advance.

Does anything change about how I do my job today?

No. It’s business as usual. Communities under construction continue. Sales continue. Customer commitments are honored. Your manager, your team, your responsibilities—all the same.

Will my reporting structure change?

For now, there are no changes to reporting structures at this time.

Will Taylor Morrison continue to operate in its existing markets?

Yes.

Will anything change with our trades and suppliers?

No. We expect to continue working with our existing trade and supplier partners. For now, all existing contracts and commitments remain in place.

COMPENSATION, BENEFITS AND EQUITY

Will my compensation change?

There are currently no planned changes to base salaries or compensation structures.

Will my benefits change?

Your current benefits are expected to remain in place through the close of the transaction. Any changes post-close will be communicated at an appropriate time.

Will there be any changes to our 401(k) plan?

As part of this announcement, we are very pleased to share that we intend to retract the previously communicated decision to pause the 401(k) match in the second half of 2026. Matching contributions are now anticipated to continue unchanged.

What happens to my Taylor Morrison stock/equity Awards?

As part of the acquisition, Taylor Morrison will no longer be publicly traded. All outstanding shares, including those held by team members, will be acquired by Berkshire Hathaway at the agreed transaction price. This means:

•

Outstanding RSUs under the company stock plans will convert into the right to receive an amount in cash equal to (x) the number of shares underlying such RSU, multiplied by (y) $72.50. 50% of that amount will be paid at or promptly after closing, and the remaining 50% will become payable on January 31, 2027, subject to your continued employment (except as otherwise provided in the equity plan).

•

Outstanding PSUs under the company stock plans will convert into cash awards based on deemed attainment of target performance, at an amount in cash equal to (x) the number of shares underlying such PSU, multiplied by (y) $72.50. Such cash awards will continue to vest following the closing and will be paid out in accordance with the original vesting schedule for your PSUs as if the acquisition had not taken place. Following the closing, performance hurdles will not be used to calculate your award amount and the resulting cash awards will simply be paid out according to the time schedule, subject to your continued employment (except as otherwise provided in the equity plan).

•

Unexercised options under the company stock plans will become immediately vested and convert into the right to receive an amount in cash equal to (x) the total number of shares subject to the option, multiplied by (y) the excess, if any, of $72.50 over the exercise price per share under such option.

THE BERKSHIRE HATHAWAY ECOSYSTEM

What other company does Berkshire Hathaway own that are relevant to homebuilding?

Berkshire’s portfolio includes a number of companies directly relevant to what we do every day:

•	Acme Brick — one of the leading brick manufacturers in the U.S.

•	Benjamin Moore — premium paint and coatings

•	HomeServices of America — a real estate brokerage network leader in the country

•	Shaw Industries — flooring

Will we be required to use Berkshire-affiliated suppliers?

There are no requirements at this time to change existing supplier relationships. Any potential synergies with Berkshire’s portfolio companies will be evaluated thoughtfully and communicated if and when they become relevant.

DEAL TIMELINE AND NEXT STEPS

When will the deal close?

The transaction is expected to close in the back half of 2026, subject to customary closing conditions, including applicable regulatory approvals.

What happens between now and close?

Taylor Morrison continues to operate as an independent public company until the transaction closes. Nothing about how we operate changes in the interim.

TALKING TO CUSTOMERS, PARTNERS AND MEDIA

What should I tell customers who ask about the acquisition?

Keep it simple and reassuring. Suggested language:

“Taylor Morrison has entered into an agreement to be acquired by Berkshire Hathaway — one of the most respected companies in the world. We’re excited about what this means for our future. We remain fully committed to delivering you a wonderful home.”

Customers in backlog will receive a communication regarding the transaction announcement on behalf of Taylor Morrison this week.

What should I say to trade partners or suppliers?

Trade partners and suppliers are receiving direct communication later this week. If one reaches out to you directly, let them know they have been notified through official channels and direct any questions to your division’s purchasing contact or to Chad Nuessle.

What if a reporter or journalist contacts me?

Please do not speak with a member of the media on behalf of Taylor Morrison. All media inquiries should be directed to media@taylormorrison.com. This applies to all team members, including leadership. If you are approached, simply say: “I’m not the right person to speak on behalf of Taylor Morrison. I’ll connect you with our communications team.”

Can I talk to someone I know at Clayton Properties Group (CPG)?

We strongly advise not having conversations with employees you may know at Clayton Properties Group (CPG) until after the deal has closed.

Can I post about this on social media?

Please do not post about this on social media. Any such posts would need to be limited to what is contained in the official press release and not speculate about deal terms, future plans or financial details.

What if I receive calls from investors or analysts about the deal?

Please direct all investor or analyst inquiries to investor@taylormorrison.com. Do not engage with investors or analysts directly about the transaction.

* * *

FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include, but are not limited to, statements concerning the Company’s expectations, plans, intentions, strategies or prospects with respect to the proposed transaction. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: (i) the ability of the parties to complete the proposed transaction on the anticipated terms and timing, or at all; (ii) the satisfaction or waiver of other conditions to the completion of the proposed transaction, including obtaining required shareholder and regulatory approvals; (iii) the risk that the Company’s stock price may fluctuate during the pendency of the proposed transaction and may decline if the proposed transaction is not completed; (iv) potential litigation relating to the proposed transaction that could be instituted against the Company or its directors, managers or officers, including the delay, expense or other effects of any outcomes related thereto; (v) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations, including during the pendency of the proposed transaction; (vi) the ability of the Company to retain, motivate and hire key personnel; (vii) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (viii) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the proposed transaction; (ix) legislative, regulatory and economic developments; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (xi) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (xiii) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) unexpected costs, liabilities or delays associated with the transaction; (xv) the response of competitors to the transaction; (xvi) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring the Company to pay a termination fee; (xvii) the ability to realize the anticipated benefits of the proposed transaction, including the expected synergies and cost saving; (xviii) the possibility that competing or superior acquisition proposals for the Company will be made; and (xix) other risks set forth under the heading “Risk Factors,” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s subsequent filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Actual results and outcomes could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Taylor Morrison Home Corporation by Berkshire Hathaway Inc. In connection with this proposed acquisition, Taylor Morrison Home Corporation plans to file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document that Taylor Morrison Home Corporation may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TAYLOR MORRISON HOME CORPORATION ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN

IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Taylor Morrison Home Corporation. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Taylor Morrison Home Corporation through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Taylor Morrison Home Corporation will be available free of charge on Taylor Morrison Home Corporation’s internet website at https://investors.taylormorrison.com/investor-relations/default.aspx or upon written request to: Taylor Morrison Home Corporation, Investor Relations, 4900 N. Scottsdale Road, Suite 2000, Scottsdale, AZ 85251, or by email at investor@taylormorrison.com.

Participants in Solicitation

Taylor Morrison Home Corporation, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Taylor Morrison Home Corporation is set forth in its proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on April 10, 2026. To the extent that holdings of Taylor Morrison Home Corporation’s securities by its directors or executive officers have changed since the amounts set forth in Taylor Morrison Home Corporation’s proxy statement for its 2026 annual meeting of stockholders, such changes have been or will be reflected on Initial Statements of beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement relating to the proposed transaction and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

Taylor Morrison Home Corporation

Investor Relations

4900 N. Scottsdale Road, Suite 2000, Scottsdale, AZ 85251

investor@taylormorrison.com

https://investors.taylormorrison.com/investor-relations/default.aspx